Patrick Industries, Inc. Declares Quarterly Cash Dividend
ELKHART, IN – December 3, 2019 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of component and building products for the recreational vehicle, marine, manufactured housing and industrial markets, today announced that on December 2, 2019 its Board of Directors (the “Board”) adopted a dividend policy under which it plans to declare regular quarterly cash dividends. For fourth quarter 2019, the Board declared a cash dividend of $0.25 per share of common stock, which will be payable on December 30, 2019, to shareholders of record at the close of business on December 16, 2019.

“We believe that returning a portion of our free cash flow to our shareholders in the form of a regular quarterly dividend represents the continued evolution of our commitment to increasing long-term shareholder value and reflects the confidence of both management and the Board in the Company’s strategic and financial position,” said Todd Cleveland, Chairman and Chief Executive Officer of Patrick.

“Our ability to generate strong and consistent cash flows, coupled with our solid financial position, allows us to reward our loyal and supportive shareholders with a quarterly dividend in addition to driving execution on the balance of our capital allocation strategy, which includes strategic acquisitions, investing in organic growth opportunities through strategic capital expenditures and geographic expansions, and share repurchases,” said Andy Nemeth, President of Patrick.

About Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services.
Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. The Company will review the dividend policy regularly and any future dividends will be at the discretion of the Board. In the event the Board determines it is not in the best interest of the Company to pay a cash dividend, the Board may decide to postpone, reduce or cancel such cash dividends. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
574.294.7511
kotowskj@patrickind.com